UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.    )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

NEOSTEM, INC.
(Name of the Registrant as Specified In Its Charter)

 (Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following letter was first sent to security holders on or about January 6, 2011:

PLEASE REFER TO THE 2ND PAGE OF THIS LETTER FOR IMPORTANT
INFORMATION REGARDING VOTING AT NEOSTEM’S JANUARY 18, 2011
SPECIAL MEETING OF SHAREHOLDERS

January 6, 2011

Dear Shareholders,

As we ring in the New Year, we at NeoStem are looking forward with great anticipation to a rewarding 2011.  It also gives me great pleasure to take this opportunity to provide to you a recap of some of our highlights for 2010 as well as keep you up to date with some of the exciting events we have planned for 2011.

Looking back, 2010 held many accomplishments for NeoStem.  In November 2010, we raised $19 million from two concurrent offerings. These funds will help us to grow our revenue lines of businesses in the US and China, including the closing of our acquisition of Progenitor Cell Therapy LLC, and further assist in our growth.

NeoStem was named “Best Stem Cell Company, 2010” in The New Economy’s Biotech Awards.  Additionally, The Vatican’s Pontifical Council has undertaken to commit $1 million to joint ventures with NeoStem and the Stem for Life Foundation, a not-for-profit entity NeoStem participated in founding, to expand research and raise awareness of adult stem cell therapies.

We also began generating revenues from what we believe will be just the beginning of a pipeline of stem cell-based regenerative medicine therapies, a key element of our growth strategy in both the United States and China. This began with our collaboration with Wendeng Hospital in People's Republic of China (PRC) whereby patients are being offered the benefit of the latest technology from the US in the treatment of a range of orthopedic conditions.   In November 2010, the Weihai Municipal Labor Bureau Medical Insurance Office approved Wendeng Hospital's application for reimbursement whereby patients are eligible to receive reimbursement for up to 80% of the cost of the orthopedic procedure under the new technology category. We believe the reimbursement by the Chinese government should positively impact our stem cell revenue in 2011.

The network of collaborating hospitals in China continues to grow with an agreement with Shijiazhuang Third Hospital in the PRC entered into in December 2010 to offer to Chinese citizens of Shijiazhuang the ability to receive adult stem cell treatments for arthritis and orthopedic conditions based on our exclusively licensed technology for Asia.

The planned closing this month of the Company’s acquisition of Progenitor Cell Therapy, LLC is a significant step in NeoStem's efforts to develop a 'one-stop-shop' global network of cell therapy core competencies by adding cell therapy manufacturing and storage facilities as well as integrated regulatory compliant distribution capacity for the evolving cell therapy industry.  The addition of PCT will allow NeoStem to focus on growing the cord blood and adult stem cell banking, cellular manufacturing and therapeutic business, as well as expand our businesses in Asia and other countries, enabling NeoStem to continue to develop its intellectual property and acquire new technology.

The ongoing relocation to Suzhou Erye Pharmaceutical’s new manufacturing facility continues to progress and should be completed in 2011.  This will significantly increase capacity with the goal of expanding generic pharmaceutical sales in the upcoming years.

420 Lexington Avenue │ Suite 450 │ NYC│ 10170 │ Phone: (212) 584-4180 │ Fax: (646) 514-7787
www.neostem.com

We would like to thank all our shareholders for their continued support.  We look forward to a prosperous year and exciting prospects for 2011.

Sincerely,
Robin Smith, MD MBA

___________________________________________________

IMPORTANT INFORMATION REGARDING VOTING AT THE NEOSTEM JANUARY 18, 2011
SPECIAL MEETING OF SHAREHOLDERS

You should have recently received proxy materials in connection with the 2011 Special Meeting of Stockholders of NeoStem, Inc. to be held on Tuesday, January 18, 2011 at the offices of NeoStem, Inc., 420 Lexington Avenue, Suite 450, New York, NY 10170.  In case you missed it in the holiday rush, we are asking our stockholders to vote on several important proposals, and want to make sure that you review those proposals and vote.  You should refer to the proxy materials previously made available to you for additional information on these matters.

The Board of Directors unanimously recommends a “FOR” vote on all proposals.

Regardless of the number of shares you own, it is more important than ever that your vote is represented at the Special Meeting.  Your vote matters to us and we need your support.

To assist our shareholders with voting, we have engaged Alliance Advisors, a proxy solicitation firm, for a fee of approximately $5000 plus reasonable and approved expenses.    If you need assistance with the voting of your shares please contact Alliance Advisors toll free at:  (877) 503-8435.

Please vote your shares now so that your vote can be counted without delay. Voting is easy. You may use one of the options below to ensure that your vote is promptly recorded.

▪	VOTE VIA THE INTERNET: You may cast your vote by logging onto the website listed on the enclosed proxy voting form and follow the instructions to cast your vote.

▪	VOTE BY TOUCH-TONE PHONE: You may cast your vote by calling the toll-free number on the enclosed proxy voting form and follow the instructions to cast your vote.

▪	VOTE BY MAIL: You may cast your vote by mail by completing, signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

Your proxy must be received by 11:59 pm EST on January 17th to be sure it is counted at the Special Meeting.

This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this letter, and involve certain risks and uncertainties. Forward looking statements include statements herein with respect to the successful execution of the Company's strategy, as well as other advances in the Company's business, about which no assurances can be given. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those discussed under the heading “Risk Factors” and elsewhere in the Joint Proxy Statement / Prospectus you have received in your proxy materials, as well as in the Company's periodic filings made with the Securities and Exchange Commission. The Company's further development is highly dependent on future medical and research developments and market acceptance, which is outside its control.

420 Lexington Avenue │ Suite 450 │ NYC│ 10170 │ Phone: (212) 584-4180 │ Fax: (646) 514-7787
www.neostem.com